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                        CERTIFIED DIABETIC SERVICES INC.

                             STOCK OPTION AGREEMENT

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Optionee Name:                                  Frederick J. Roberts
                                            --------------------------------
Optionee Address:
                                            --------------------------------

                                            --------------------------------
Number of Shares of                         Exercise Price per
Common Stock:            240,000            Share:
                         -------                                    $4.00  *
Date of Grant:                                                      --------
                         December 22, 1997
                         -----------------

                                                       *Closing Price per OTC
                                                       Electronic Bulletin
                                                       Board on Date of Grant
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                  STOCK OPTION AGREEMENT (this "Agreement") made as of the Date of Grant set forth above, between CERTIFIED DIABETIC SERVICES, INC., a Delaware corporation (collectively, with any wholly-owned subsidiaries, the "Company"), and the Optionee identified above ("Optionee"), residing at the address set forth above.

                  WHEREAS, pursuant to the Company's 1997 Incentive Program (as amended, the "Program"), the Company desires to grant stock options to Optionee to purchase certain shares of its Common Stock, par value $.01 per share (the "Common Stock") upon the occurrence of certain conditions;

                  WHEREAS, the stock options being granted by the Company hereunder and the shares of Common Stock issuable upon the exercise of such Options, if any, have not been registered under the Securities Act of 1933, as amended (the "Act"), in reliance on a exemption(s) from registration contained in the Act and the rule(s) promulgated thereunder;

                  WHEREAS, this Agreement consists of this document and the Program attached hereto as Exhibit A;

                  NOW, THEREFORE, the Company and the Optionee hereby agree as follows:

                              W I T N E S S E T H:

                  1. Definitions. In this Agreement, except where the context otherwise indicates, the following definitions apply:

                           1.1 Terms defined in the Program shall have the same
meanings when used herein as defined therein.

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                           1.2 The term "Optionee" when used herein shall
include the Optionee's legal representative when the context requires.

                  2. Representations, Warranties and Acknowledgments of the Optionee.

                           2.1 The Optionee's address set forth above is his or
her true and correct residence.

                           2.2 The Optionee has had an opportunity to ask
questions and receive answers from the officers and directors of the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this Agreement and the business and affairs of the Company. The Optionee has a sufficient business and personal relationship with one or more of the officers and directors of the Company, and has sufficient business or financial experience, so as to be able to protect his or her own interests in connection with the issuance of the Options (as hereinafter defined) and the issuance of any Common Stock upon any exercise of the Options.

                           2.3 The Optionee acknowledges that the Options and
the Common Stock to be issued upon the exercise of the Options, if any, are speculative investments and involve a substantial degree of risk of loss by the Optionee. The Optionee represents and warrants to the Company that he or she is acquiring the Options, and the Common Stock to be issued upon the exercise of the Options (if the Options are exercisable and exercised) solely for investment purposes and not with a view towards distribution or transfer. The Optionee acknowledges that the Options may or may not become exercisable, and accordingly may or may not be of any value, based on numerous circumstances and conditions, many of which may be beyond the control of Optionee.

                           2.4 The Optionee acknowledges that the Options and
the Common Stock to be issued upon the exercise of the Options constitute a part of the Optionee's compensation arrangement with the Company.

                           2.5 The Optionee confirms that neither the Company
nor any officer, director or representative thereof has made any representation, prediction, or forecast as to the value or possible future value of the Options or the Common Stock. The Optionee has not been induced to accept the Options by any representation or promise by or on behalf of the Company.

                           2.6 The Optionee has had an opportunity to consult
with his legal, tax and investment advisors, to the extent the Optionee deems necessary, concerning the Options.

                           2.7 This Agreement consists of this document and the
terms and provision contained in the Program, as it may be amended from time to time, which are hereby incorporated by reference herein and made a part hereof. Unless otherwise expressly stated herein, in the case of any conflict or inconsistency between the terms of this document and the terms of the Program, the terms of the Program shall control.

                  3. Grant of Options. The Company, subject to the terms of the Program, hereby grants to the Optionee as of the date hereof, as a matter of separate inducement and agreement and not in lieu of salary or other compensation for services, incentive stock options (the "Incentive Options" or the "Options") to purchase the number of shares of the Common Stock of the Company set forth in the box on the first page hereof (the "Incentive Shares" or the "Shares").

                  4. Exercise Price. The exercise price (the "Exercise Price") of the Options is the amount per share set forth in the box on the front page hereof, subject to adjustment as provided in Section 4(b) of the Program.

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                  5. Tax Treatment. Optionee understands that the Incentive
Options granted under this Agreement are not expected to qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as may be amended from time to time (the "Code"). The Company makes no representation to Optionee regarding the tax treatment of the Incentive Options or of the effect of any exercise of the Incentive Options.

                  6. Options Non-Transferable. The Options shall not be transferable by the Optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the Optionee only by the Optionee. Neither the Options nor any interest therein may be transferred, sold, assigned, pledged or hypothecated by the Optionee during the Optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

                  7. Vesting Date of Options. The Options shall be and become exercisable in one-third increments, commencing on the first anniversary date of the Date of Grant and annually thereafter until all 240,000 Options are exercisable, provided that on each such anniversary, the Optionee is then employed by the Company. Notwithstanding the foregoing, the Options shall become exercisable at an earlier date as set forth in Schedule I.

                  8. Exercise of Options. The Options may be exercised only in accordance with the provisions of the Program. The Options may be exercised before or after the exercise of any other options granted to the Optionee under the Program or any of the Company's other stock option programs or compensation plans.

                  9. Termination of Options. Subject to the terms hereof (including the provisions of Schedule I hereto), all rights of the Optionee in and to the Options, to the extent that they have not been exercised, shall terminate on the date which is the tenth annual anniversary of the Date of Grant set forth above, or, if sooner, three (3) months after the Optionee's termination as an employee of the Company for any reason, including voluntary resignation. Notwithstanding the foregoing, in the event of the death of Optionee or the termination of his employment by the Company by reason of disability (within the meaning of Section 22(e)(3) of the Code), the three (3) month period referenced in the preceding sentence shall be one (1) year. The Optionee acknowledges that, notwithstanding the provisions of this paragraph authorizing the Options to be exercised within one (1) year after death, under applicable laws, regulations and rules now in effect, the Options shall not qualify for special tax treatment under Section 422 of the Code if they are exercised later than three (3) months after the termination of Optionee's employment on account of death.

                  10. Death of Optionee. Options granted hereunder and outstanding on the date of Optionee's death may be exercised, to the extent otherwise exercisable pursuant to Section 7, by Optionee's personal representative or his or her transferees by will or intestate distribution at any time prior to the termination of such Options pursuant to Section 9 above. The Plan Administrator may require an indemnity and/or such evidence or other assurances as it may deem necessary in connection with an exercise by a legal representative, guardian, or beneficiary.

                  11. Fraud, Dishonesty, or Similar Acts. Notwithstanding anything contained herein to the contrary, if Optionee's employment by the Company is terminated for cause or it is determined by the Plan Administrator that fraud, dishonesty, or similar acts were committed by Optionee at any time while in the employ of the Company, or that an Optionee has at any time disclosed to any person, firm, corporation or other entity any of the Company's "proprietary information" (defined below) without the express written consent of the Board of Directors or except as such disclosure may have been required in connection with the Optionee's service as an employee of the Company, all option and other rights with respect to all Options granted to

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Optionee hereunder shall immediately terminate and be null and void. For the purposes of this Section 11, the term "proprietary information" shall mean all confidential or secret customer lists, prospective customer lists, trade secrets, processes, computer programs, object codes, source codes, inventions, improvements, manufacturing or systems techniques, formulas, development or experimental work, work in process, business, data disclosed to the Company by or for the benefit of the Company's customers, information relating to the Company's business contracts (including without limitation contracts with service providers, medical insurers and claims administrators), marketing and competitive strategies, and any other secret or confidential matter relating or pertaining to the products, services, sales or other business of the Company.

                  12. Restriction on Exercise After Termination. Notwithstanding anything herein to the contrary, the exercise of the Options after termination of employment by Optionee shall be subject to satisfaction of the conditions precedent that the Optionee neither (1) takes other employment with or renders services to any business in contravention of any then-applicable Non-Competition Agreement with the Company or any Affiliate of the Company, nor (2) conducts himself in a manner adversely affecting the Company.

                  13. Reserve. The Company shall at all times during the term of the Options reserve such number of shares of its Common Stock as will be sufficient to satisfy the requirements of this Agreement.

                  14. Withholding Taxes. The Optionee acknowledges that it is a condition to the obligation of the Company to deliver the Shares, upon the exercise of the Options, to pay the Company such amount, if any, as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income, or other taxes required by law to be withheld with respect to such delivery; provided that the Optionee may elect, in accordance with applicable law, to pay a portion or all of such withholding taxes in shares of Common Stock held by the Optionee for at least six (6) months and the Optionee hereby authorizes the Company to withhold and agrees to surrender back to the Company, on or about the date such withholding tax is determinable, shares previously owned by the Optionee or a portion of the shares that were or otherwise would be distributed to the Optionee pursuant hereto so qualifying and having a fair market value equal to the amount of such withholding taxes to be paid in shares.

                  15. No Right to Continued Employment. Nothing contained herein shall be construed to require the Company to continue to employ the Optionee for any particular period of time and the Optionee shall not be deemed to have any right to continued employment or to employment for any particular period of time by virtue hereof.

                  16. Governing Law. The Program, this Agreement and all action taken under each shall be governed, as to construction and administration, by the laws of the State of Florida.

                  17. Restricted Shares. The Optionee acknowledges that the Options and Shares have not been registered in accordance with the Act or applicable state Blue Sky laws, and that the Options and Shares may not be sold or transferred and must be held indefinitely, unless they are subsequently registered under the Act or an exemption from registration is available. The Optionee understands and acknowledges that the Company is under no obligation to register the Options and Shares or to comply with any exemption under the Act or to supply or file any information which would facilitate sales of the Shares. The Optionee acknowledges that stop transfer instructions will

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be given to the Company's transfer agent(s) with respect to the Shares and that there will be affixed to the certificates evidencing ownership of the Shares, or any substitutions therefor, appropriate restrictive legends.

                  IN WITNESS WHEREOF, the Company and the Optionee have duly executed this Agreement as of the day and year first above written.


ATTEST:                                     CERTIFIED DIABETIC SERVICES, INC.




/s/ Myron M. Blumenthal                         By: /s/Peter J. Fiscina
-----------------------------                   ------------------------------
Secretary                                       Name: Peter J. Fiscina
Myron M. Blumenthal                             Title:  President/CEO




                                            ACCEPTED AND AGREED:




                                            /s/ Frederick J. Roberts
                                            ----------------------------------
                                            Name:  Frederick J. Roberts



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                                   Schedule I
                                   ----------



         If a "Change in Control" (as defined in the Executive Agreement, dated December 1, 1997, between the Company and Optionee (the "Executive Agreement")), shall have occurred and within three years of such Change in Control either (I) Optionee terminates his employment upon making a determination (which determination will be conclusive and binding upon the Company and the Optionee provided it has been made in good faith) that Optionee's employment status or employment responsibilities have been materially and adversely affected thereby, or (ii) Optionee's employment is terminated by the Corporation, all Options granted under this Agreement shall become immediately vested and exercisable and, notwithstanding any other provision of this Agreement, all Options shall thereafter be exercisable for a period of one (1) year from such date.